FORM OF
                                WM VARIABLE TRUST
                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT


         AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT (this "Agreement"), dated as of [_____] [___], 2006, amending and restating in its entirety the Investment Management Agreement dated January 30, 1998, as amended as of May 1, 2000, May 14, 2002 and May 11, 2004 between WM Variable Trust (formerly The Sierra Variable Trust), a Massachusetts business trust, (the "Trust"), on behalf of each of its series which are listed on the signature page of this Agreement (each referred to herein as a "Fund" and collectively the "Funds") and WM Advisors Inc., a Washington corporation (the "Manager").

                               W I T N E S S E T H

         WHEREAS, the Trust is an open-end series management investment company, registered under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, the Trust desires to retain the Manager to render investment management services to each Fund, and the Manager is willing to render such services;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment. The Trust hereby appoints the Manager to act as investment manager to each Fund for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.


2. Management. Subject to the supervision of the Board of Trustees of the Trust, the Manager shall manage the investment operations of each Fund and the composition of each Fund's portfolio, including the purchase, retention and disposition of securities therefor, in accordance with such Fund's investment objectives, policies and restrictions as stated in the Prospectus and Statement of Additional Information (as such terms are hereinafter defined) and resolutions of the Trust's Board of Trustees and subject to the following understandings:


(a) The Manager shall provide supervision of each Fund's investments, furnish a continuous investment program for each Fund's portfolio and determine from time to time what securities will be purchased, retained, or sold by each Fund, and what portion of the assets will be invested or held as cash.


(b) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Agreement and Declaration of Trust of the Trust and the investment policies of the Funds as determined by the Board of Trustees of the Trust.


(c) The Manager shall determine the securities to be purchased or sold by each Fund and shall place orders for the purchase and sale of portfolio securities, pursuant to its determinations, with brokers or dealers selected by the Manager. In executing portfolio transactions and selecting brokers or dealers, the Manager shall use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Manager may consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the size of the transaction, the timing of the transaction, the reputation, financial condition, experience, and execution capability of a broker or dealer, the amount of commission, and the value of any brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), provided by a broker or dealer. The Manager is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting the transaction if the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Manager to the Fund and/or other accounts over which the Manager exercises investment discretion.


(d) On occasions when the Manager deems the purchase or sale of a security to be in the best interest of a Fund as well as other fiduciary accounts for which it has investment responsibility, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased in order to obtain the best execution, most favorable net price or lower brokerage commissions.


(e) Subject to the provisions of the Agreement and Declaration of Trust of the Trust and the 1940 Act, the Manager, at its expense, may select and contract with one or more investment sub-advisers (the "Subadviser") for each Fund to perform some or all of the services for which it is responsible pursuant to this Section 2. In particular, for so long as a Subadviser meets the standard of care set forth in the relevant subadvisory agreement, which shall have been approved by the vote of the Trust's Board of Trustees including a majority of those members of the Board of Trustees who are not parties to such agreement or "interested persons" of any such party, cast in person at a meeting called for that purpose, and by vote of a majority of the outstanding voting securities of the Fund (each a "Subadvisory Agreement"), the Manager shall have no obligation to (i) furnish a continuous investment program for the Fund, (ii) determine from time to time what securities will be purchased, retained or sold by the Fund, and what portion of the Fund's assets will be held as cash, or (iii) place orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Manager; provided, however, that the Manager shall remain authorized to determine what securities or other property shall be purchased or sold by the Funds. The Manager may terminate the services of any Subadviser at any time in its sole discretion, and shall, at such time, assume the responsibilities of such Subadviser unless and until a successor Subadviser is selected. To the extent that more than one Subadviser is selected, the Manager shall, in its sole discretion, determine the amount of the Fund's assets allocated to each such Subadviser. The Manager agrees to indemnify and hold the Trust harmless from and against any and all claims, costs, expenses (including attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Trust or for which the Trust may be liable arising out of or attributable to any actual or alleged failure of a Subadviser to meet the standard of care set forth in the relevant Subadvisory Agreement.


3. Services Not Exclusive. The investment management services rendered by the Manager hereunder to the Funds are not to be deemed exclusive, and the Manager shall have the right to render similar services to others, including, without limitation, other investment companies.


4. Expenses. During the term of this Agreement, the Manager shall pay all expenses incurred by it in connection with its activities under this Agreement including the salaries and expenses of any of the officers or employees of the Manager who act as officers, Trustees or employees of the Trust but excluding the cost of securities purchased for the Funds and the amount of any brokerage fees and commissions incurred in executing portfolio transactions for the Funds, and shall provide the Funds with suitable office space. Other expenses to be incurred in the operation of the Funds (other than those borne by any third party), including without limitation, taxes, interest, brokerage fees and commissions, fees of Trustees who are not officers, directors, or employees of the Manager, federal registration fees and state Blue Sky qualification fees, administration fees, bookkeeping, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of maintaining the Funds' or the Trust's existence, costs of independent pricing services, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing, printing and distributing prospectuses to existing shareholders, costs of stockholders' reports and meetings of shareholders and Trustees of the Funds or the Trust, as applicable, and any extraordinary expenses will be borne by the Funds.


5. Compensation. For the services provided pursuant to this Agreement, the Trust shall pay to the Manager as full compensation therefor a monthly fee computed on the average daily net assets as the annual rate for each Fund as stated in Schedule A attached hereto minus the monthly fee payable by the Fund directly to its Subadviser or Subadvisers pursuant to the relevant Subadvisory Agreement(s), as applicable. The Trust acknowledges that the Manager, as agent for the Funds, may allocate a portion of the fee to WM Shareholder Services, Inc. for administrative services, portfolio accounting and regulatory compliance systems. The Manager also from time to time and in such amounts as it shall determine in its sole discretion may allocate a portion of the fee to WM Funds Distributor, Inc. for facilitating distribution for the Funds. This payment would be made from revenue which otherwise would be considered profit to the Manager for its services. This disclosure is being made to the Trust solely for the purpose of conforming with requirements of the Washington Department of Revenue for exclusion of revenue from the Washington Business and Occupation Tax.


6. Limitation of Liability. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.


7. Delivery of Documents. The Trust has heretofore delivered to the Manager true and complete copies of each of the following documents and shall promptly deliver to it all future amendments and supplements thereto, if any:


          (a) Agreement and Declaration of Trust as presently in effect and as amended from time to time;


          (b)  Bylaws of the Trust;


          (c) Registration Statement under the Securities Act of 1933 and under the 1940 Act of the Trust on Form N-1A, and all amendments thereto, as filed with the Securities and Exchange Commission (the "Registration Statement") relating to the Trust and the shares of the Funds;


          (d) Notification of Registration of the Trust under the 1940 Act on Form N-8A;


          (e)  Prospectuses  of the Trust  relating to shares of the Funds (such
               prospectuses   as  presently  in  effect  and/or  as  amended  or
               supplemented from time to time, the "Prospectus"); and


          (f) Statement of Additional Information of the Trust relating to shares of the Funds (such statement as presently in effect and/or as amended or supplemented from time to time, the "Statement of Additional Information").


8. Duration and Termination. This Agreement shall become effective as of the date first above-written for an initial period of two years and
         shall          thereafter so long as such continuance is specifically
         approved at least annually (a) by the vote of the Board of Trustees including a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for that purpose, or by vote of a majority of the outstanding voting securities of each Fund. Notwithstanding the foregoing, (a) this Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by either the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the
         Fund) or the Manager, on sixty (60) days prior written notice to the other and (b) shall automatically terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the meanings assigned to such terms in the 1940 Act.


9. Amendments. No provision of this Agreement may be amended, modified, waived or supplemented except by a written instrument signed by the party against which enforcement is sought. No amendment of this Agreement shall be effective until approved in accordance with any applicable provisions of the 1940 Act.


10. Use of Name and Logo. The Trust agrees that it shall furnish to the Manager, prior to any use or distribution thereof, copies of all prospectuses, statements of additional information, proxy statements, reports to stockholders, sales literature, advertisements, and other material prepared for distribution to stockholders of the Trust or to the public, which in any way refer to or describe the Manager or which include any trade names, trademarks or logos of the Manager or of any affiliate of the Manager. The Trust further agrees that it shall not use or distribute any such material if the Manager reasonably objects in writing to such use or distribution within five (5) business days after the date such material is furnished to the Manager.


         The Manager and/or its affiliates own the names "Sierra", "Composite" and any other names which may be listed from time to time on a Schedule B to be attached hereto that they may develop for use in connection with the Trust, which names may be used by the Trust only with the consent of the Manager and/or its affiliates. The Manager, on behalf of itself and/or its affiliates, consents to the use by the Trust of such names or any other names embodying such names, but only on condition and so long as (i) this Agreement shall remain in full force, (ii) the Fund and the Trust shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it, and (iii) the Manager is the manager of each Fund of the Trust. No such name shall be used by the Trust at any time or in any place or for any purposes or under any conditions except as provided in this section. The foregoing authorization by the Manager, on behalf of itself and/or its affiliates, to the Trust to use such names as part of a business or name is not exclusive of the right of the Manager and/or its affiliates themselves to use, or to authorize others to use, the same; the Trust acknowledges and agrees that as between the Manager and/or its affiliates and a Fund or the Trust, the Manager and/or its affiliates have the exclusive right so to use, or authorize others to use, such names, and the Trust agrees to take such action as may reasonably be requested by the Manager, on behalf of itself and/or its affiliates, to give full effect to the provisions of this section (including, without limitation, consenting to such use of such names). Without limiting the generality of the foregoing, the Trust agrees that, upon (i) any violation of the provisions of this Agreement by the Trust or (ii) any termination of this Agreement, by either party or otherwise, the Trust will, at the request of the Manager, on behalf of itself and/or its affiliates, made within six months after such violation or termination, use its best efforts to change the name of the Trust so as to eliminate all reference, if any, to such names and will not thereafter transact any business in a name containing such names in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such names, or otherwise use such names or any other reference to the Manager and/or its affiliates, except as may be required by law. Such covenants on the part of the Trust shall be binding upon it, its Trustees, officers, shareholders, creditors and all other persons claiming under or through it.

         The provisions of this section shall survive termination of this Agreement.

11. Notices. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, if to the Trust: 1201 Third Avenue, 22nd Floor, Seattle, Washington 98101; or if to the Manager:
         1201 Third Avenue, 22nd Floor, Seattle, Washington 98101; or to either party at such other address as such party shall designate to the other by a notice given in accordance with the provisions of this section.


12.      Miscellaneous.


(a) Except as otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, the Manager for all purposes herein shall be deemed to be an independent contractor and shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.


(b) The Trust shall furnish or otherwise make available to the Manager such information relating to the business affairs of the Trust as the Manager at any time or from time to time reasonably requests in order to discharge its obligations hereunder.


(c) This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and shall inure to the benefit of the parties hereto and their respective successors.


(d) If any provision of this Agreement shall be held or made invalid or by any court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


13. Agreement and Declaration of Trust and Limitation of Liability. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the Trustees of the Trust, as trustees and not individually, on further behalf of the Funds, and that the obligations of this Agreement shall be binding upon the assets and properties of each Fund, individually, and shall not be binding upon the assets and property of any other Fund or series of the Trust or upon any of the Trustees, officers, employees, agents or shareholders of the Funds or the Trust individually.



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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first above-written.

                            WM VARIABLE TRUST, on behalf of its series
                            SMALL CAP VALUE FUND
                            HIGH YIELD FUND,
                            REIT FUND,
                            EQUITY INCOME FUND,
                            GROWTH & INCOME FUND,
                            WEST COAST EQUITY FUND,
                            GROWTH FUND,
                            MID CAP STOCK FUND,
                            SMALL CAP GROWTH FUND,
                            INTERNATIONAL GROWTH FUND,
                            SHORT TERM INCOME FUND,
                            U.S. GOVERNMENT SECURITIES FUND,
                            INCOME FUND,
                            MONEY MARKET FUND,
                            STRATEGIC GROWTH PORTFOLIO,
                            CONSERVATIVE GROWTH PORTFOLIO,
                            CONSERVATIVE BALANCED PORTFOLIO,
                            BALANCED PORTFOLIO, and
                            FLEXIBLE INCOME PORTFOLIO



                            By:      _________________________________
                                     William G. Papesh
                                     President
Attest:


By:      _______________________________
         John T. West
         Secretary
                            WM ADVISORS, INC.

                            By:      _________________________________
                                     Gary Pokrzywinski
                                     Senior Vice President
Attest:

By:      ______________________________
         Sharon L. Howells
         Secretary

                                   SCHEDULE A

                                WM VARIABLE TRUST
                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT
                            EFFECTIVE JANUARY 1, 2006


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                        FUND                                                        FEE
------------------------------------------------------- ------------------------------------------------------------
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
Growth Fund                                             Monthly fee
                                                        computed on the average
                                                        daily net assets of the
                                                        Fund equal to .75% per
                                                        annum on the first $500
                                                        million of assets; .70%
                                                        on the next $1.5 billion
                                                        of assets; .65% on the
                                                        next $1 billion of
                                                        assets and .60% per
                                                        annum on assets in
                                                        excess of $3 billion.
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------------------------------------------------------- ------------------------------------------------------------

Mid Cap Stock Fund                                      Monthly
                                                        fee computed on the
                                                        average daily net assets
                                                        of the Fund equal to
                                                        .75% per annum on the
                                                        first $1 billion of
                                                        assets; .70% on the next
                                                        $1 billion of assets;
                                                        .65% on the next $1
                                                        billion of assets and
                                                        .60%per annum on assets
                                                        in excess of $3 billion.
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Small Cap Growth Fund                                   Monthly
                                                        fee computed on the
                                                        average daily net assets
                                                        of the Fund equal to
                                                        .85% per annum on the
                                                        first $500 million of
                                                        assets; .75% on the next
                                                        $2.5 billion of assets
                                                        and .70% per annum on
                                                        assets in excess of $3
                                                        billion.
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International Growth Fund                               Monthly fee
                                                        computed on the average
                                                        daily net assets of the
                                                        Fund equal to .950% per
                                                        annum on the first $50
                                                        million of assets; .850%
                                                        on the next $75 million;
                                                        .750% on the next $2.875
                                                        billion and .700% per
                                                        annum on assets in
                                                        excess of $3 billion.
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Income Fund                                             Monthly fee
                                                        computed on the average
                                                        daily net assets of the
                                                        Fund equal to .50% per
                                                        annum on the first $2
                                                        billion of assets and
                                                        .45% per annum on assets
                                                        in excess of $2 billion.
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Equity Income Fund                                      Monthly fee computed on the average daily net assets of
West Coast Equity Fund                                  the Fund equal to .625% per annum on the first $500
                                                        million of assets and .500% per annum on assets in excess
                                                        of $500 million.
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Short Term Income Fund                                  Monthly
                                                        fee computed on the
                                                        average daily net assets
                                                        of the Fund equal to
                                                        .500% per annum on the
                                                        first $200 million of
                                                        assets; .450% on the
                                                        next $300 million of
                                                        assets and .400% per
                                                        annum on assets in
                                                        excess of $500 million.
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U.S. Government Securities Fund                         Monthly fee
                                                        computed on the average
                                                        daily net assets of the
                                                        Fund equal to .50% per
                                                        annum on the first $2
                                                        billion of assets and
                                                        .45% per annum on assets
                                                        in excess of $2 billion.
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Money Market Fund                                       Monthly fee
                                                        computed on the average
                                                        daily net assets of the
                                                        Fund equal to .45% per
                                                        annum on the first
                                                        $1billion and .40% per
                                                        annum on assets in
                                                        excess of $1 billion..
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Growth & Income Fund                                    Monthly
                                                        fee computed on the
                                                        average daily net assets
                                                        of the Fund equal to
                                                        .75% per annum on the
                                                        first $200 million of
                                                        assets; .70% per annum
                                                        on the next $200 million
                                                        of assets; .65% per
                                                        annum on the next $100
                                                        million of assets; and
                                                        .575% per annum on
                                                        assets in excess of $500
                                                        million.
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                                                        Advisory Fee
Flexible Income Portfolio                               Monthly fee computed on the average daily net assets of
Conservative Balanced Portfolio                         the Portfolio equal to .10% per annum on the first $1
Balanced Portfolio                                      billion of assets and .075% per annum on assets in excess
Conservative Growth Portfolio                           of $1 billion.
Strategic Growth Portfolio
                                                        Administrative Fee
                                                        Monthly fee computed on
                                                        the average daily net
                                                        assets of the Portfolio
                                                        equal to .15% per annum
                                                        on the first $1 billion
                                                        of assets and .125% per
                                                        annum on assets in
                                                        excess of $1 billion.
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REIT Fund                                               Monthly fee computed on the average daily net assets of
                                                        the Fund equal to .800% per annum on the first $500
                                                        million of assets; .750% per annum on the next $1.5
                                                        billion of assets; .700% per annum on the next $1 billion
                                                        of assets; .650% per annum on assets in excess of $3
                                                        billion.
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Small Cap Value Fund                                    Monthly
                                                        fee computed on the
                                                        average daily net assets
                                                        of the Fund equal to
                                                        .85% per annum on the
                                                        first $500 million; .75%
                                                        on the next $2.5 billion
                                                        and .70% per annum on
                                                        assets in excess of $3
                                                        billion.
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